Exhibit 10.1

FIRST AMENDMENT

TO

LEASE AGREEMENT

THIS FIRST AMENDMENT (“1st Amendment”) to Lease Agreement is dated May 9, 2019, by and between FIRST INDUSTRIAL, L.P. (“Landlord”), and Clearfield, Inc., a Minnesota corporation (“Tenant”).

RECITALS

WHEREAS Landlord and Tenant entered into a certain Standard Form Industrial Building Lease dated September 9, 2014 (the “Lease”), pursuant to which Tenant leased that certain space, as further described in the Lease (the “Premises”) in the building commonly known as 7050 Winnetka Avenue North, Brooklyn Park MN 55428 (the “Building”) said Premises containing 70,771 rentable square feet; and

WHEREAS, the Tenant wishes to expand the amount of rentable square footage comprising the Premises, all on the same terms and conditions as stated in the Lease, except as otherwise provided in this Amendment.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants herein contained, Landlord and Tenant hereby agree as follows:

1.	Recitals. The recitals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

2.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

3.	Expansion of Premises. From and after June 30, 2019 (the “Expansion Date”), the Premises shall be expanded to include that certain 14,263 rentable square feet as depicted on Exhibit “A” attached hereto and incorporated herein by this reference (the “Expansion Space”) such that the Premises shall be comprised of 85,034 rentable square feet, in the aggregate. From and after the Expansion Date, Tenant’s Proportionate Share shall be 59.76%. From and after the Expansion Date, any references in the Lease to the Premises shall be deemed to mean the aggregate of the Premises and the Expansion Space.

4.	Base Rent. Tenant’s obligation to pay Base Rent and all other amounts due under the Lease shall continue as set forth in the Lease for the Extended Lease Term, except that the Base Rent for the Premises shall be calculated in accordance with the following: As of the Expansion Date, the Base Rent table in Section 2.2 of the Lease, is hereby deleted in its entirety and the following Base Rent table is substituted in lieu of thereof:

Base Rental Payments

Lease Period	Monthly Base Rent Expansion Space	Monthly Base Rent Current Space	Total Monthly Base Rent
6/30/2019 – 2/29/2020	$6,153.00	$32,223.64	$38,376.64
3/1/2020 – 2/28/2021	$6,322.38	$33,029.23	$39,351.61
3/1/2021 – 2/28/2022	$6,496.84	$33,854.96	$40,351.80
3/1/2022 – 2/28/2023	$6,676.54	$34,701.35	$41,377.89
3/1/2023 – 2/29/2024	$6,861.62	$35,568.87	$42,430.49
3/1/2024 – 2/28/2025	$7,052.26	$36,458.10	$43,510.36

Except with respect to the Base Rent table, Section 2.2 of the Lease shall remain otherwise unmodified.

Estimated Additional Rent: $ 26,289.68 per month.

5.	Condition of Premises. Landlord represents and warrants to Tenant that the Expansion Space and all mechanical systems and utilities serving the Expansion Space are in good condition and working order, free from all material and latent defects, except as is otherwise expressly and specifically described in Exhibit B of this Amendment (“Landlord Work”) with respect to any Landlord repairs. Landlord shall not be obligated to make any other repairs, replacements or improvements (whether structural or otherwise) of any kind or nature to the Premises in connection with, or in consideration of, this Amendment, except if and as specifically set forth in this Amendment.

6.	Broker. Landlord covenants, warrants and represents that Colliers International was the only broker to represent Landlord in the negotiation of this Amendment. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefore by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of the Lease.

7.	Termination Option. The Termination Option as stated in the Lease shall also be applicable to the Expansion Space, however the Termination Fee shall increase by $35,000.00 for a total of $249,012.48.

8.	Early Access. From and after the execution of this First Amendment and continuing up and until the Expansion Date (the “Early Access Period”), to the extent it does not interfere with the Landlord Work, Tenant may enter into the Expansion Space for the sole purpose of completing Landlord-approved work to fixture the Expansion Space for Tenant’s business operations, which shall be performed at Tenant’s sole cost and expense and shall be subject to all applicable ordinances and building codes or other laws governing Tenant’s right to occupy or perform in the Expansion Space prior to the Expansion Date. Such entry into the Expansion Space shall also be subject to the requirements that (1) prior to Tenant or any of the Tenant Parties obtaining access or entry to the Expansion Space, Tenant must first satisfy the Access Conditions (as hereinafter defined), and (2) Tenant and any and all Tenant Parties shall not disturb the tenancies of any tenants near the Expansion Space or unreasonably interfere with the business operations of such tenants. Tenant agrees that any such entry onto the Expansion Space during the Early Access Period shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease (except as to the covenant to pay Rent). Subject to Landlord’s indemnity under Section 17.3 of the Lease, Tenant further agrees that Landlord shall not be liable in any way for any injury or death to any person or persons, loss or damage to any of Tenant’s property at the Expansion Space or loss or damage to property placed thereon prior to the Expansion Date, the same being at Tenant’s sole risk and expense. Any such access or performance in the Premises prior to the Commencement Date shall also be subject to (A) Tenant first providing to Landlord the Certificates of Insurance required under Section 10.2 of the Lease (the conditions described in clause (A) are collectively referred to herein as the “Access Conditions”). Tenant shall place all utilities into their name prior to the commencement of the Early Access Period

9.	Counterparts, Electronic Signature, Facsimile, PDF. This Amendment may be executed in any number of identical counterparts, all of which, when taken together, shall constitute the same instrument. The parties acknowledge and consent to be bound by electronic signatures, including signatures of any required witness. A facsimile or .pdf copy of this Amendment shall be deemed an original for all relevant purposes.

10.	Energy Usage at the Premises. If Landlord is required by law to perform energy benchmarking of the Premises, Tenant hereby authorizes Landlord to obtain information, from time to time throughout the Term, regarding Tenant's utility and energy usage at the Premises directly from the applicable utility providers and Tenant shall execute, within five (5) days of Landlord's request, any additional documentation required by any applicable utility provider evidencing such authorization. Further, throughout the Term, (i) within five (5) days of Landlord's request, Tenant shall provide to Landlord all requested information regarding Tenant's utility, energy and space usage at the Premises, and (ii) upon Landlord's delivery to Tenant of written request, Tenant shall deliver to Landlord copies of its utilities bills for the immediately preceding twelve (12) calendar months.

11.	Ratification. Except as modified by this Amendment, the Lease shall remain otherwise unmodified and in full force and effect and the parties ratify and confirm the terms of the Lease as modified by this Amendment. The Lease (as amended hereby) contains the entire agreement between Landlord and Tenant as to the Premises, and there are no other agreements, oral or written, between Landlord and Tenant relating to the Premises.

12.	Conflict. Except as amended hereby, the Lease shall be and remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.

13.	Tenant Operations Inquiry: Will Tenant be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the Premises? Specifically:

a. SARA Title III Section 312 (Tier II) reports	YES	NO
(> 10,000lbs. of hazardous materials STORED at any one time)
b. SARA Title III Section 313 (Tier III) Form R reports	YES	NO
(> 10,000lbs. of hazardous materials USED per year)
c. NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer “No” if “No-Exposure Certification” filed)
d. EPA Hazardous Waste Generator ID Number	YES	NO

List all Hazardous Materials that will be used, stored, handled, generated and/or otherwise present at the Premises. Routine office and cleaning supplies are not included. Make additional copies if required.

Hazardous Materials	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, ASTs, USTs, etc)

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this 1st Amendment the day and year first above written.

LANDLORD:

First Industrial, L.P., a Delaware limited partnership
By: First Industrial Realty Trust, Inc., a Maryland corporation, its sole general partner

/s/ James B. Schlundt
By: James B. Schlundt
Its: Regional Manager/Market Leader

TENANT:

Clearfield, Inc., a Minnesota corporation

By:	/s/ Cheri Beranek

Name:	Cheri Beranek

Its:	President and CEO